TIMKENSTEEL CORPORATION

AMENDED AND RESTATED

ANNUAL PERFORMANCE AWARD PLAN

(Effective as of January 1, 2023)

Purpose

The purpose of the TimkenSteel Corporation Annual Performance Award Plan (the “Plan”) is to promote the profitable growth of TimkenSteel Corporation (the “Company”) by:

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Recognizing corporate, business unit (if applicable) and individual performance achievement.

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Attracting, motivating and retaining superior talent.

Administration

It is the responsibility of senior management of the Company to execute the provisions of the Plan (except for such responsibilities as are specifically reserved by the Plan for the Compensation Committee). The Compensation Committee (the “Committee”) approves financial goals, participation, target incentive awards, actual incentive awards, timing of payment and other actions necessary to the administration of the Plan.

Participation

The participant group includes Company executive officers and other key employees of the Company and its subsidiaries who are designated as participants by the Committee or its designee.

Incentive Opportunity

Each position is assigned a target incentive expressed as a percentage of annual base salary. The targets are based on market data for companies that are similar for compensation purposes, including companies of similar size and similar industries. The targets are reviewed periodically by management, and the Committee will approve all target incentives for executive officers.

The full target incentive opportunity represents an appropriate incentive award if performance standards are met, and the actual payout can range from 0% to 200% of the target incentive opportunity based on performance. The applicable metrics and weightings assigned to such metrics will be reviewed annually and changes will be reviewed and , with respect to any changes applicable to executive officer incentive opportunities approved by, the Committee). The applicable metrics and weightings for each participant can vary dependent on the assigned grades and/or positions for participants.

Performance Measures

Corporate and Business Unit Metrics

At the beginning of each year (or, in the case of the year in which this Plan becomes effective, no later than the 60th day after the initial effective date of the Plan), the Committee will specify the financial or non-financial performance measures to be used to evaluate corporate and business unit (if applicable) performance for the coming year. Potential performance measures include, but are not limited to:

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Cash flow (including free cash flow)
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Comparisons with various stock market indices
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Continuous improvement
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Cost of capital
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Customer service
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Debt reduction
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Earnings growth (including earnings per share, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization)
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Financial performance exceeding that of peer/competitor companies
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Gross profits
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Improvement of shareholder return
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Inventory management
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Net income
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Productivity improvement
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Profit after taxes
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Quality
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Recruitment and development of excellent employees with emphasis on diversity
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Reduction of fixed costs
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Return on assets
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Return on equity
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Return on invested capital (EBIT/BIC)
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Safety
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Sales from new products
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Sales growth
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Successful start-up of new facility
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Successful acquisition/divestiture
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Working capital
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Economic profit

For the corporate and business unit (if applicable) metrics of the Plan, the payout earned on each applicable metric will be determined by the degree to which the target performance objective is achieved for such metric. Payouts for performance that falls between threshold, target and maximum will be interpolated unless established otherwise at the beginning of the plan year.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which it conducts business or other events or circumstances render the performance objectives to be unsuitable, the Committee may modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate.

Individual Performance Metric

Individual performance goals will be established for each participant consistent with the Company’s performance management process. The participant’s supervisor (or with respect to executive officer participants, the Committee) will assess the participant’s performance against these goals and, if individual performance is an applicable metric for the participant, the final performance rating category assigned to the participant will then determine the payout earned on the individual performance metric for the participant as follows:

Performance Rating	Payout on Individual Performance Metric
1	0%
2	75%
3	100%
4	150%
5	200%

Payouts for performance that falls between the specified performance ratings will have a payout determined by rounding (based on two decimal points) to the nearest performance rating, rather than having payouts for performance between the specified ratings be interpolated, unless the Committee determines otherwise.

Award Determination

A participant’s incentive award will be the sum of the payout earned for each applicable metric (corporate and business unit metrics and, if applicable, individual performance) multiplied by the weighting assigned to such metric for that participant. The sum of all participant incentive determinations will equal the total fund.

Incentive Payments

At the end of the year, senior management will determine whether corporate performance has exceeded the minimum performance requirement for paying incentives. Senior management will recommend to the Committee the total fund based on its assessment of performance achievement for the applicable corporate and business unit (if applicable) metrics and individual performance metrics. The Committee may make further adjustments to such management recommendations based on its assessment of financial and non-financial performance.

For the avoidance of doubt, the Committee will determine and measure achievement of corporate and, if applicable, individual goals and objectives for executive officers under the Plan.

Awards under the Plan will be paid in cash as soon as practicable after the Committee’s determination of the award payments. For U.S. participants, in no event will the awards be paid later than two and one-half months after the close of the last fiscal year of the Company to which the award relates.

For U.S. participants, one hundred percent of awards under the Plan will be included in earnings for the purpose of calculating 401(k) plan benefits. Awards will not be included for purposes of any other employee benefits plans, except long-term disability.

Recovery of Incentive Payments

Except to the extent that the Compensation Recovery Policy is applicable as provided below, if any restatement of any part of the Company’s financial statements for any fiscal year or years due to material noncompliance with any financial reporting requirement under the U.S. securities laws applicable to such fiscal year or years occurs (a “Restatement”) and the Committee determines that a participant is personally responsible for causing the Restatement as a result of the participant’s personal misconduct or any fraudulent activity on the part of the participant, then the Committee has discretion to, based on applicable facts and circumstances and subject to applicable law, cause the Company to recover all or any portion (but no more than 100%) of the incentive payments paid or payable to the participant for some or all of the years covered by the Restatement. The amount of any incentive payments recovered by the Company shall be limited to the amount by which such incentive payments exceeded the amount that would have been paid to or received by the participant had the Company’s financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Committee. Unless otherwise required by applicable law or regulation, the Company may seek recovery of any incentive payments under this Plan only if the restatement occurs within thirty-six (36) months of the publication of the financial statements that are required to be restated.

The Committee shall also determine whether the Company shall effect any recovery by: (a) seeking repayment from the participant; (b) reducing, except with respect to any non-qualified deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended, the amount that would otherwise be payable to the participant under any compensatory plan, program or arrangement maintained by the Company (subject to applicable law and the terms and conditions of such plan, program or arrangement); (c) by withholding, except with respect to any non-qualified deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended, payment of future increases in compensation (including the payment of any discretionary bonus amount) that would otherwise have been made to the participant in accordance with the Company’s compensation practices; or (d) by any combination of these alternatives.

Notwithstanding the foregoing, the incentive payments described herein are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time, including specifically any such clawback policy adopted or amended to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares are traded) (the “Compensation Recovery Policy”), and, to the extent that the

Compensation Recovery Policy, by its terms, is applicable to a partcipant’s award under this Plan, the foregoing provisions of this Plan regarding Recovery of Incentive Payments will be deemed superseded in their entirety by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

No Right to Bonus or Continued Employment

Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board of Directors of the Company or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an incentive payment or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary thereof.

Withholding

The Company shall have the right to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any incentive payment.

Nontransferability

Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.